VAN KAMPEN FUNDS INC.
                DISTRIBUTION AND SHAREHOLDER ASSISTANCE AGREEMENT

This Agreement is entered into as of the 1st day of May , 2001, by and between Van Kampen Funds Inc. (the "Company") and the undersigned (the "Broker-Dealer").

WHEREAS, the Company is the principal underwriter of the open-end investment companies listed on Schedule 1 to this Agreement (hereinafter individually the "Fund" or collectively the "Funds"); and

WHEREAS, the Broker-Dealer is registered as a broker-dealer with the National Association of Securities Dealers, Inc.; and

WHEREAS, each respective Fund has adopted a distribution plan (the "Distribution Plan") pursuant to Rule 12b-1 (the "Rule") under the Investment Company Act of
1940, as amended (the "1940 Act"), and a service plan (the "Service Plan")(collectively, the "Plans") relating to Class II Shares of such Fund, the Plans being described in the Fund's Class II Shares' Prospectus and Statement of Additional Information; and

WHEREAS, each respective Fund's Plans authorize the Company to enter into distribution and shareholder assistance agreements such as this Agreement with broker-dealers selected by the Company, and the Broker-Dealer has been so selected; and

WHEREAS, each respective Fund's Plans authorize the Company to make payments at a rate specified in an agreement such as this Agreement applied to the aggregate average daily net asset value of Class II Shares of each respective Fund sold by such broker-dealer on or after the effective date of this Agreement, as determined pursuant to Section 5 hereof, and held at the close of each day in accounts of clients or customers of a particular broker-dealer, such amount being referred to herein as the "Holding Level"; and

WHEREAS, this Agreement is a "related agreement" to the Distribution Plan as that term is used in the Rule and is subject to all of the provisions of the Rule as to such agreements;

NOW, THEREFORE, the Company and the Broker-Dealer agree as follows:

     1.  Subject to  continuing  compliance  with its  obligations  pursuant  to
     Sections 2 and 3 hereof, the Broker-Dealer shall be entitled to distribution fee and service fee payments, if any, to be paid by the Company at the annual percentage rates as set forth from time to time in the current Prospectus of the Fund (and subject to the Fund's current Distribution Plan and current Service Plan) applied to the Broker-Dealer's Holding Level, paid on a quarterly basis (prorated for any portion of such period during which this Agreement is in effect for less than the full amount of such period in arrears); it is understood and agreed that the Company, acting reasonably and in good faith, may make final and binding determinations as to such Broker-Dealer's continuing compliance and as to whether or not any Fund's Class II Shares are to be considered in determining the Holding Level of any particular broker-dealer and what Fund's Class II Shares, if any, are to be attributed to such purpose to a particular broker-dealer, to a different broker-dealer or to no broker-dealer. Payments shall be made to the Broker-Dealer named above and portions of the payments may be, in the discretion of the Broker-Dealer, paid over to individual registered representatives of said Broker-Dealer to whom there have been assigned accounts of clients or customers of the Broker-Dealer with respect to which the respective Holding Level was determined.

     2. Any distribution fee payments with respect to Class II Shares of a Fund to be made in accordance with Section 1 hereof shall be paid to the
     Broker-Dealer  to compensate the  Broker-Dealer  for  activities  which are intended to result in the sale of such Fund's Class II Shares ("Distribution Related Activities") as described in the Rule and the Fund's Distribution Plan. Distribution Related Activities may include without limitation: printing and distributing any prospectuses and reports used for sales purposes of the Fund's Class II Shares; preparing and distributing any advertising, promotional or sales literature and related expenses used for sales purposes of the Fund's Class II Shares; compensation of broker-dealers or sales personnel in connection with sales of the Fund's Class II Shares; education of broker-dealers and their representatives for sales purposes of the Fund's Class II Shares; and similar distribution-related expenses.

     3. Any service fee payments with respect to Class II Shares of a Fund to be made in accordance with Section 1 hereof shall be paid to the Broker-Dealer who sells such shares and provides personal services to contract holders and/or maintains contract holders accounts ("Servicing Related Activities") as described in the Fund's Service Plan. Servicing Related Activities may include without limitation: responding to customer inquiries, providing information on customer investments, maintaining the account of each client or customer who has an investment in the Fund.

     4. The parties hereto acknowledge that the Fund maintains the right at any time and from time to time without notice to the Broker-Dealer to amend its current Prospectus, its Distribution Plan and its Service Plan subject to the terms thereof and the Rule, which may include amending the amounts of the distribution fee and the amount of the service fee to be paid pursuant hereto.

     5. This Agreement shall go into effect as of the date set forth above provided that no payments shall be made under this Agreement until the Agreement is approved by a vote of each Fund's Board of Trustees and by a vote of those Trustees who are not interested persons of the Fund (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of the Distribution Plan or its related agreements, such as this Agreement, related to the Distribution Plan (the "Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on the Distribution Plan and related agreements to the Distribution Plan as that term is used in the Rule. This Agreement shall continue in effect (unless terminated) if continuance is specifically approved at least annually by each Fund's Board of Trustees and Disinterested Trustees in the manner heretofore specified for initial approval. This Agreement will terminate automatically in the event of its assignment (as that term is used in the Rule) or if the Distribution Plan is terminated. This Agreement may also be terminated at any time, without the payment of any penalty, on sixty (60) days written notice to the Broker-Dealer, by vote of a majority of the Disinterested Trustees or by vote of a majority (as that term is used in the Rule) of the outstanding voting securities of the Fund.

     6. The Broker-Dealer represents and agrees that it will maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Distribution Related Activities and Servicing Related Activities (collectively, the "Services"), and will otherwise comply with all laws, rules and regulations applicable to such Services.

     7. The Broker-Dealer agrees to provide copies of all the historical records relating to transactions between the Fund and contract holders, and all written communications and other related materials regarding the Fund to or from such contract holders, as reasonably requested by the Fund or its representatives (which representatives, include, without limitation, its auditors, legal counsel or the Fund, as the case may be) to enable the Fund or its representatives to monitor and review the Services provided by the Broker-Dealer, or comply with any request of the Board of Trustees or
     Disinterested Trustees of the Fund, or of a governmental body or self-regulatory organization.

     8. The Broker/Dealer agrees that it will permit the Fund's investment adviser, the Company, the Fund or their representatives, to have reasonable access to its personnel and records in order to facilitate the monitoring of the quality of the Services.

     9. The Broker-Dealer hereby agrees to notify the Company promptly if for any reason it is unable to perform fully and promptly any, of its obligations under this Agreement.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

       Firm Name: USAllianz Investor Services, LLC

          Tax ID: 41-1868049

    Firm Address: 5701 Golden Hills Drive

City, State, Zip: Minneapolis, MN  55416-1297

      Signature:  /s/ Christopher H. Pinkerton


           Name:  Christopher H.Pinkerton


          Title:  President


VAN KAMPEN FUNDS INC.
 By:     /s/      Louis G Kafkes

         Name:    Louis Kafkes                       Title:  Vice President

1 Parkview Plaza
 P.O. Box 5555
 Oakbrook Terrace, Illinois  60181-5555



                                                        Schedule 1


PARTICIPATING VAN KAMPEN LIFE INVESTMENT TRUST PORTFOLIOS


                   Emerging Growth Portfolio - Class II Shares